EXHIBIT 99.1

Momentum remains strong for First Horizon in second quarter

MEMPHIS, Tenn., July 15, 2016 (GLOBE NEWSWIRE) -- The second quarter saw continued strength in First Horizon National Corp.’s (NYSE:FHN) core businesses of regional banking, First Tennessee Bank, and fixed income, FTN Financial. Loans and deposits continued to grow, asset quality remains strong and the company generated a 48 percent increase in average daily revenue from fixed income products over 2015 levels.

“Our performance remained strong in the second quarter, with good numbers across the board,” said Bryan Jordan, First Horizon’s chairman and CEO. “The customer-focused work of our people continues to drive strong loan growth, deposit growth and revenue growth. Additionally, our team remains focused on controlling costs and at the same time building and investing for the future. It is rewarding to see that work paying off quarter after quarter.”

Second Quarter Financial Highlights and Accomplishments (all comparisons vs 2Q15)

Diluted EPS $0.24	ROA 0.91%*	ROE / ROTCE* 10.0% / 11.1%*	CET1 10.1%*

Regional Bank	-- Average loan growth of 11%, led by increases in specialty lending
-- Average core deposits up 7%
-- Return on assets (ROA) at 1.02%*
-- Return on equity (ROE) at 16%*

Fixed Income	-- Fixed income product average daily revenue at $1.1 million, up 48%
-- ROA at 1.89%*
-- ROE at 33%*

Consolidated	-- Consolidated net income up 12% and earnings per share (EPS) up 9%
-- Consolidated revenue grew faster than expenses at 8% versus 4%
-- Consolidated net interest income up 6%; net interest margin (NIM) steady at 2.92%
-- Consolidated average loans up 6%; average deposits up 9%

Asset Quality	-- Trends remain strong
-- Net charge-offs (NCOs) down 8%; non-performing assets decreased 17%

Capital Deployment	-- Repurchased $11 million, or 830,000 shares
-- Expanded restaurant franchise finance business with agreement to purchase $637 million in restaurant franchise loans from GE Capital; transaction expected to close in the third quarter
-- Common equity tier 1 capital ratio (CET1) above 10%

* Annualized. Business segment revenue, expense, asset and equity levels reflect those that are specifically identifiable or that are allocated based on an internal allocation method. ROTCE (return on tangible common equity) is a non-GAAP financial measure reconciled to ROE in the Non-GAAP to GAAP Reconciliation table below.

CONSOLIDATED SUMMARY RESULTS

				2Q16 Changes vs.
(Dollars in thousands, except per share data)	2Q16	1Q16	2Q15	1Q16	2Q15
Income Statement Highlights
Net interest income	$176,264	$172,074	$166,640	2%	6%
Noninterest income	145,415	132,731	130,293	10%	12%
Securities gains/(losses), net	99	1,574	8	(94)%	NM
Total revenue	321,778	306,379	296,941	5%	8%
Noninterest expense	226,822	226,927	218,394	*	4%
Provision for loan losses	4,000	3,000	2,000	33%	NM
Income before income taxes	90,956	76,452	76,547	19%	19%
Provision for income taxes	30,016	24,239	21,590	24%	39%
Net income	60,940	52,213	54,957	17%	11%
Net income attributable to noncontrolling interest	2,852	2,851	2,851	*	*
Net income attributable to controlling interest	58,088	49,362	52,106	18%	11%
Preferred stock dividends	1,550	1,550	1,550	*	*
Net income available to common shareholders	$56,538	$47,812	$50,556	18%	12%
Common Stock Data
EPS	$0.24	$0.20	$0.22	20%	9%
Basic shares (thousands)	231,573	234,651	232,800	(1)%	(1)%
Diluted EPS	$0.24	$0.20	$0.22	20%	9%
Diluted shares (thousands)	233,576	236,666	234,669	(1)%	*
Period-end shares outstanding (thousands)	232,019	232,547	234,021	*	(1)%
Balance Sheet Highlights (Period-End)
Total loans, net of unearned income	$18,589,337	$17,574,994	$16,936,772	6%	10%
Total deposits	20,630,177	20,327,834	18,674,473	1%	10%
Total assets	27,541,070	26,963,682	25,237,392	2%	9%
Total liabilities	24,849,146	24,320,734	22,719,487	2%	9%
Total equity	2,691,924	2,642,948	2,517,905	2%	7%
Asset Quality Highlights
Allowance for loan losses	$199,807	$204,034	$221,351	(2)%	(10)%
Allowance / period-end loans	1.07%	1.16%	1.31%
Net charge-offs	$8,227	$9,208	$8,977	(11)%	(8)%
Net charge-offs (annualized) / average loans	0.19%	0.21%	0.21%
Non-performing assets (NPA)	$198,943	$219,613	$238,548	(9)%	(17)%
NPA % (a)	1.03%	1.20%	1.37%
Key Ratios & Other
Return on average assets (annualized) (b)	0.91%	0.79%	0.87%
Return on average common equity (annualized) (c)	10.04%	8.53%	9.56%
Net interest margin (d)	2.92%	2.88%	2.92%
Efficiency ratio (e)	70.51%	74.45%	73.55%
Common equity tier 1 ratio (f)	10.07%	10.33%	10.41%
Tier 1 ratio (f)	11.31%	11.56%	11.98%
Market capitalization (millions)	$3,197.2	$3,046.4	$3,667.1
Certain previously reported amounts have been reclassified to agree with current presentation.
NM - Not meaningful
* Amount is less than one percent.
(a) NPAs related to the loan portfolio over period-end loans plus foreclosed real estate and other assets.
(b) Calculated using net income.
(c) Calculated using net income available to common shareholders.
(d) Net interest margin is computed using net interest income adjusted to a fully taxable equivalent ("FTE") basis assuming a statutory federal income tax rate of 35 percent and, where applicable, state income taxes.

(e) Noninterest expense divided by total revenue excluding securities gains/(losses).
(f) Current quarter is an estimate.

Use of Non-GAAP Measures

A financial measure is included in this release that is non-GAAP, meaning it is not presented in accordance with generally accepted accounting principles (GAAP) in the U.S. The non-GAAP item presented in this release is return on tangible common equity, or ROTCE. This measure is reported to FHN’s management and Board of Directors through various internal reports. FHN’s management believes this measure is relevant to understanding the financial condition, capital position, and financial results of FHN and its business segments. Non-GAAP measures are not formally defined by GAAP or codified in the federal banking regulations, and other entities may use calculation methods that differ from those used by First Horizon. First Horizon has reconciled ROTCE to a comparable GAAP measure, ROE, below:

FHN NON-GAAP TO GAAP RECONCILIATION
Quarterly, Unaudited

(Thousands)	2Q16
Average Tangible Common Equity (Non-GAAP)
Average total equity (GAAP)	$2,655,488
Less: Average noncontrolling interest (a)	295,431
Less: Average preferred stock	95,624
(A) Total average common equity	$2,264,433
Less: Average intangible assets (GAAP) (b)	215,556
(B) Average tangible common equity (Non-GAAP)	$2,048,877

Annualized Net Income Available to Common Shareholders
(C) Net income available to common shareholders (annualized)	$227,395

Ratios
(C)/(A) Return on common equity (GAAP)	10.0%
(C)/(B) Return on average tangible common equity ("ROTCE") (Non-GAAP)	11.1%
(a) Included in Total equity on the Consolidated Balance Sheet.
(b) Includes goodwill and other intangible assets, net of amortization.

Conference call
Management will hold a conference call at 8:30 a.m. Central Time today to review earnings and performance trends. There will also be a live webcast accompanied by the slide presentation available in the investor relations section of www.FirstHorizon.com. The call and slide presentation may involve forward-looking information, including guidance.

Participants can call toll-free starting at 8:15 a.m. by dialing 888-317-6003 and entering pin number 8464822. The number for international participants is 412-317-6061. Participants can also listen to the live audio webcast with the accompanying slide presentation through the website. A replay will be available from noon today until midnight July 30. To listen to the replay, dial 877-344-7529 or 412-317-0088. The access code is 10088721. The event also will be archived and available on the website by midnight Central Time.

Other information
This press release contains forward-looking statements involving significant risks and uncertainties. A number of important factors could cause actual results to differ materially from those in the forward-looking information. Those factors include general economic and financial market conditions, including expectations of and actual timing and amount of interest rate movements including the slope of the yield curve, competition, ability to execute business plans, geopolitical developments, recent and future legislative and regulatory developments, inflation or deflation, market (particularly real estate market) and monetary fluctuations, natural disasters, customer, investor and regulatory responses to these conditions and items already mentioned in this press release, as well as critical accounting estimates and other factors described in First Horizon's annual report on Form 10-K and other recent filings with the SEC. First Horizon disclaims any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements included herein or therein to reflect future events or developments or changes in expectations.

Presentation of regulatory measures, some of which follow regulatory definitions rather than GAAP, provides a meaningful base for comparability to other financial institutions subject to the same regulations as FHN. Such measures are used by the various banking regulators in reviewing the performance, stability, and capital adequacy of the financial institutions they regulate.

Debt Investor Materials
First Horizon expects to post additional materials for debt investors July 19 in the investor relations section of www.FirstHorizon.com. First Horizon will also provide these materials to analysts at upcoming meetings. The debt investor materials posted may contain forward-looking statements, including guidance, involving significant risks and uncertainties, which will be identified by words such as "believe," "expect," "anticipate," "intend," "estimate," "should," "is likely," "will," "going forward" and other expressions that indicate future events and trends and may be followed by or reference cautionary statements. A number of factors could cause actual results to differ materially from those in the forward-looking information. These factors are outlined in our most recent earnings press release and in more detail in our most current 10-Q and 10-K reports. First Horizon disclaims any obligation to update any of the forward-looking statements that are made from time to time to reflect future events or developments or changes in expectations.

About First Horizon
The 4,300 employees of First Horizon National Corp. (NYSE:FHN) provide financial services through more than 170 bank locations across Tennessee and the southern U.S. and 29 FTN Financial offices across the U.S. The company was founded during the Civil War in 1864 and has the 14th oldest national bank charter in the country. First Tennessee has the largest deposit market share in Tennessee and one of the highest customer retention rates of any bank in the country. FTN Financial is a capital markets industry leader in fixed income sales, trading and strategies for institutional customers in the U.S. and abroad. First Horizon has been recognized as one of the nation's best employers by Forbes, Working Mother and American Banker magazines. More information is available at www.FirstHorizon.com.

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CONTACT:
First Horizon Investor Relations, Aarti Bowman, (901) 523-4017
First Horizon Media Relations, James Dowd, (901) 523-4305